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Exhibit 4.3

*Certificate Number*	Incorporated Under the Laws of the State of Delaware	*Number of Shares*

DOT HILL SYSTEMS CORP.
COMMON STOCK

        PAR VALUE $.001 PER SHARE
CUSIP 25848T 10 9

THIS CERTIFIES THAT                          is the record holder of                          (#) fully paid and non assessable shares of the COMMON STOCK of DOT HILL SYSTEMS CORP. transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

Secretary	President

Dot Hill Systems Corp.

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof, and the qualification, limitations or restrictions of such preference and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued class or series. Any such request should be addressed to the Secretary of the Corporation at the principal office.

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  Exhibit 4.3